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                                                                  EXHIBIT 10.104



August 7, 2007


Henry A. Jallos
505 McKinley
Plymouth, MI  48170

Dear Hank:

Please allow this letter to serve as a modification of the July 18, 2007 letter summarizing the terms of your separation from Compuware. You will still be paid your net salary through June 30, 2009, and the payments will be made in accordance with Compuware payroll cycles on the 15th and last day of each month. However, no such payments will be made to you before January 10, 2008. On January 15, 2008, you will receive an aggregate of all net salary that would have accrued between July 16, 2007 and January 14, 2008. Thereafter you will receive your net salary according to the Compuware payroll cycle indicated above until June 30, 2009.

Please indicate your acceptance of the terms of this letter by signing both copies and returning one to me.

Sincerely,

/s/ Laura Fournier
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Laura Fournier
Chief Financial Officer


Agreed to and Accepted by:

/s/ Henry A. Jallos
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Henry A. Jallos

Dated:  August 9, 2007
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